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                                                                   Exhibit 10.14

                                 DIRECTOR STOCK

                                OPTION AGREEMENT

                        PREMIER RESEARCH WORLDWIDE, LTD.


         Dated as of April 23, 1996 and restated as of November 30, 1996, and delivered by Premier Research Worldwide, Ltd., a Delaware corporation (the "Company"), to PREMIER, Inc (the "Optionee"), on behalf of Connie Woodburn ("Woodburn"), an officer of Optionee and a member of the Board of Directors of the Company.

         1. Grant. Subject to the terms and provisions hereinafter set forth, the Company hereby confirms the grant to the Optionee of an option (the "Option") to purchase an aggregate of 4,402 shares of the common stock, $.01 par value (the "Common Stock"), of the Company, subject to adjustment as provided herein, at a price determined in the manner set forth herein. The option exercise price will equal the Price to the Public of a share of the Common Stock in the IPO (as defined herein), unless the IPO does not occur prior to December 31, 1997, in which case the option price shall equal the fair market value of the Common Stock on the date of grant of this Option (April 23, 1996), as reasonably determined by the Board of Directors.

         2. Expiration of Option. The Option shall expire on April 23, 2003, unless earlier terminated as follows:

            (a) Termination of Directorship. If Woodburn shall cease to be a member of the Board of Directors of the Company for any reason, the Option shall terminate three months following such event.

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            (b) IPO. The Option shall terminate at the end of the five year period following the closing of the first sale by the Company of shares of its Common Stock in a registered public offering (an "IPO").

            (c) Sale. The Option shall terminate one month following a Sale of the Company. For purposes herein, the term "Sale" refers to any sale of substantially all of the assets of the Company, other than in the ordinary course of business, or a sale or transfer of capital stock of the Company (other than the sale of stock in the IPO) resulting in a change in the ownership of a majority of the voting capital stock of the Company, or a merger or consolidation having the effect of such a sale of capital stock.

         3. Events Upon Which Option Becomes Exercisable. The Option shall be exercisable, for the period indicated, solely upon the first to occur of the following events, in each case subject to prior termination pursuant to paragraph 2 above:

            (a) During the five year period commencing with the 180th day following the closing of the IPO.

            (b) During the one-month period preceding April 23, 2003.

            (c) During the one-month period commencing with a Sale of the Company.

         4. Manner of Exercise. During the period, if any, that the Option is exercisable, the Optionee may exercise the Option with respect to all or any part of the shares then subject to the Option, by giving the Company written notice of such exercise, which notice shall be in such form as may from time to time be specified by the Committee. Such notice shall specify the number of shares as to which the Option is so exercised and shall be accompanied by full payment for all the shares being purchased. The option price shall be payable in cash, by check


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or by tendering to the Company shares of Common Stock having an aggregate fair market value, determined as of the date of payment by the Board of Directors of the Company (the "Board"), equal to the option price.

         5. Non-Transferability. During the lifetime of the Optionee, the Option shall be exercisable only by him and shall not be assignable or transferable by him, and no other person shall acquire any rights therein, the Option being transferable by the Optionee only by will or the laws of dissent and distribution.

         6. Adjustment in the Event of Recapitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, the Board shall make such adjustment as it may deem equitably required, in the number and kind of shares covered by the Option and in the option price.

         7. Notices. Any notice to the Company provided for in this Stock Option Agreement shall be addressed to it in care of its Secretary, at its principal executive offices, and any notice to the Optionee shall be addressed to him at his address at the time as it is shown on the records of the Company, or to such other address as either may designate to the other in writing. Any such notice shall be in writing and shall be deemed to be fully given if delivered by hand or sent by telegram or by registered or certified mail, postage prepaid, addressed as stated above.

         8. Miscellaneous. All references herein shall include the singular and the plural and the masculine, feminine and the neuter, as applicable. This Stock Option Agreement replaces and supersedes all agreements and understandings between the Company, Woodburn and the Optionee with respect to the subject matter hereof. This Stock Option Agreement is subject to modification or amendment solely upon a written agreement signed by the Company and the


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Optionee. The validity, construction, interpretation and effect of this Stock
Option Agreement shall be exclusively governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

                                            PREMIER RESEARCH WORLDWIDE, LTD.

                                            By /s/ Joan Carter
                                               _________________________________


         The Optionee named herein hereby acknowledges receipt of this Stock Option Agreement and confirms that this Stock Option Agreement supersedes all agreements and understandings between the parties with respect to the subject matter hereof.

                                            PREMIER, INC.

                                            BY /s/ Connie Woodburn
                                               --------------------------------